Exhibit 10.12

                              DISTRIBUTOR AGREEMENT

     THIS DISTRIBUTOR AGREEMENT (the "Agreement") is made and entered into this ____ day of ______________, _____, (the "Effective Date") by and between Bentonite Performance Minerals, a product and service line of HALLIBURTON ENERGY SERVICES, INC., a Delaware Corporation (herein referred to as "COMPANY"), having an address of 410 17th street suite 405, Denver, CO, 80202 and American Soil Technologies, Inc a Nevada Corporation (herein referred to as "DISTRIBUTOR"), having an address of 215 North Marengo Ave, Suite 110, Pasadena, Ca 91101.

                              W I T N E S S E T H:

     WHEREAS, DISTRIBUTOR is engaged in business in the "Territory" as defined in Schedule "A" attached hereto and made a part hereof; and

     WHEREAS, COMPANY is engaged in the manufacture, sale and distribution of "Baraclear P80" hereafter defined as "Company Product(s)" as defined in Schedule "B" attached hereto and made a part hereof; and

     WHEREAS, COMPANY desires to appoint a distributor for COMPANY Products; and

     WHEREAS, DISTRIBUTOR desire to purchase, maintain a stock of and resell COMPANY Products for DISTRIBUTOR'S own account;

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein and in the Schedules attached hereto, the parties agree as follows:

     1. APPOINTMENT, TERRITORY AND DIRECT SALES

        1.1 COMPANY hereby appoints DISTRIBUTOR under the terms of this Agreement as a non-exclusive authorized distributor of COMPANY Products in the Territory as to the Agriculture and Aquaculture industries and an exclusive DISTRIBUTOR as to the specific customers set forth in Schedule "A" which will from time to time be increased upon written agreement of both Parties, with the authority to purchase and resell COMPANY Products in its own name and for its own risk, expense and account. Aquaculture as used herein shall mean the science and business of cultivating aquatic animals and plants in fresh or marine waters. DISTRIBUTOR shall not make resales of COMPANY Products outside the Territory without first obtaining COMPANY'S written consent.

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        1.2    DISTRIBUTOR accepts such appointment as an authorized distributor and agrees to employ its best efforts to promote and exploit the sale of and goodwill associated with COMPANY Products in the Territory and to provide the highest quality of service to users of COMPANY Products within the Territory.

        1.3 COMPANY reserves the right to send technical or sales personnel to any location inside or outside the Territory to contact potential customers, soliciting business, making or completing any sale and promoting the sale of COMPANY Products. In such cases, DISTRIBUTOR will not be entitled to any compensation, unless specifically agreed in writing between the parties before the sale takes place. COMPANY will use its best efforts to notify DISTRIBUTOR of COMPANY'S activities and shall not contact DISTRIBUTOR'S specific customers set forth in Schedule "A" during the term of this contract or for a period of eighteen (18) months after termination of this Agreement.

        1.4 Except with COMPANY'S prior written consent, DISTRIBUTOR shall not, directly or indirectly, act or perform as a distributor or agent for any non- COMPANY Product to be sold or resold within the Territory, which non-COMPANY Product is the same as or substantially similar to COMPANY Products.

        1.5 COMPANY shall promptly notify DISTRIBUTOR in the event that problems with delivery, which may substantially impact delivery schedules, are experienced. In the event COMPANY cannot within a reasonable time frame supply COMPANY Products as required by DISTRIBUTOR, DISTRIBUTOR shall have the right to purchase products elsewhere provided DISTRIBUTOR notifies COMPANY in writing at least five working days prior to the purchase. DISTRIBUTOR shall at all times bear the risk of loss for the COMPANY Products from COMPANY'S facilities to their ultimate destination.

     2. ORDERS AND PAYMENTS

        2.1 COMPANY will provide DISTRIBUTOR with quotations on COMPANY Products, accept orders for COMPANY Products and make shipments as requested by DISTRIBUTOR; provided, however, COMPANY shall not be liable to DISTRIBUTOR in any way for its failure to do so and DISTRIBUTOR'S only remedy for any such failure shall be to terminate this Agreement as provided in Section 15.1 below.

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        2.2    DISTRIBUTOR will pay promptly on the due date all sums invoiced and due without making deductions of any kind other than as expressly authorized by COMPANY. No COMPANY Products shall be returned without the written consent of COMPANY. COMPANY may, without notice to DISTRIBUTOR, set limits on the credit outstanding at anytime with DISTRIBUTOR. Interest shall be charged on a past due account at the rate of one and one-half percent (1 1/2%) per month or the maximum rate allowed by law, whichever is less. In addition, DISTRIBUTOR agrees to pay to COMPANY all reasonable fees and court costs if its account is placed in the hands of an agency or attorney for collection.

        2.3 The provisions of the Terms and Conditions of Sale employed by COMPANY or its subsidiaries in connection with orders shall be binding on the DISTRIBUTOR and, in the case of conflict, shall prevail over the provisions of this Agreement or any terms of purchase of the DISTRIBUTOR. DISTRIBUTOR shall pay promptly, on the due date, all sums due without making deductions of any kind other than as expressly authorized by COMPANY.

     3. GENERAL

        3.1 All expenses incurred by DISTRIBUTOR in the normal course of business shall be borne by DISTRIBUTOR without reimbursement by COMPANY.

        3.2 From time to time, COMPANY shall provide DISTRIBUTOR with information and/or instructions relative to sales of COMPANY Products and related matters. The information and/or instructions provided by COMPANY are for DISTRIBUTOR'S information only and may be relied upon or rejected by DISTRIBUTOR at its own risk. In any event, none of such information or instructions may or will be construed to modify or supersede any of the provisions of this Agreement.

     4. FACILITIES AND RELATED MATTERS

        4.1 DISTRIBUTOR will maintain at the Territory specified in Schedule "A", personnel, facilities and equipment necessary for performing its obligations hereunder, particularly to effectively promote sales of COMPANY Products within the Territory.

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        4.2    COMPANY shall have the right from time to time, with proper notice and during normal business hours, to conduct reasonable inspections of DISTRIBUTOR'S facilities and records pertinent to the handling of COMPANY Products to assure that satisfactory standards are maintained.

        4.3 DISTRIBUTOR agrees, where practical, to keep accurate records for COMPANY Products and timely submit to COMPANY upon request, copies of such records.

     5. DISTRIBUTOR PRICES

        5.1 On purchases by DISTRIBUTOR from COMPANY hereunder for resale to DISTRIBUTOR'S customers, DISTRIBUTOR shall be invoiced, from the then current DISTRIBUTOR list prices of COMPANY Products which are set forth in Schedule "B", subject, however, to change, as provided for in Section 15.3 below.

        5.2 Nothing in this Agreement shall be construed as restricting DISTRIBUTOR'S freedom to set its own resale price including but not limited to the availability of COMPANY warehouses in specific areas.

     6. STOCK

        6.1 COMPANY reserves the right to apportion its available production of the COMPANY Products among its customers, should conditions warrant such measures.

        6.2 COMPANY reserves the right to modify or discontinue, at any time, the manufacture of any of the COMPANY Products.

     7. WARRANTY, INDEMNITY AND LIMITATION OF LIABILITY

        7.1 COMPANY warrants that the COMPANY Products will be free from defects in materials and workmanship and will conform to published specifications. Any claim for failure to conform must be made immediately upon discovery, but in any event, within sixty (60) days following delivery of COMPANY Products to DISTRIBUTOR. Upon submission of a claim, COMPANY shall, at its option, (1) either replace the nonconforming COMPANY Products, or
               (2) refund an equitable portion of the purchase price attributable to such nonconforming COMPANY Products. THE FOREGOING WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES AND COMPANY DISCLAIMS ANY AND ALL WARRANTIES OF EVERY KIND AND CHARACTER, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR

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               FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL COMPANY BE
               LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL LOSS OR DAMAGE, WHETHER IN CONTRACT, IN TORT, BREACH OF WARRANTY, STRICT LIABILITY OR OTHERWISE. Any alteration, misuse of the COMPANY Products, or the improper application thereof by DISTRIBUTOR, their customers, or agents shall void the warranty made herein.

        7.1.a DISTRIBUTOR shall have no authority to make any representation or warranty, written or oral, on behalf of COMPANY that would modify or extend the warranty above.

        7.2 DISTRIBUTOR hereby agrees to indemnify, defend and hold COMPANY harmless from and against the consequences of any acts or omissions by DISTRIBUTOR in connection with the sale, delivery and distribution of COMPANY Products and against all liabilities and obligations by buyers from DISTRIBUTOR which are in addition to or in excess of COMPANY'S obligations and liabilities to DISTRIBUTOR hereunder. This indemnity provision and those of
               Section 10 below shall survive any termination of this Agreement.

        7.3 COMPANY hereby agrees to indemnify, defend and hold DISTRIBUTOR harmless from and against the consequences of any acts or omissions by COMPANY in connection with the sale, delivery and distribution of COMPANY Products and against all liabilities and obligations by buyers from COMPANY which are in addition to or in excess of DISTRIBUTOR'S obligations and liabilities to COMPANY hereunder. This indemnity provision and those of Section 10 below shall survive any termination of this Agreement.

     8. INSURANCE

        8.1 If requested by COMPANY, DISTRIBUTOR shall obtain fire and extended coverage insurance covering all COMPANY Products in DISTRIBUTOR'S possession or under DISTRIBUTOR'S control for which payment has not yet been made to COMPANY. Such insurance shall be with reputable companies acceptable to COMPANY in an amount not less than the cost to DISTRIBUTOR of such COMPANY Product, and COMPANY shall be named as an additional insured to the extent of the unpaid purchase price of such products.

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        8.2    As long as this Agreement is in effect, DISTRIBUTOR shall
               maintain comprehensive general liability insurance with limits of liability of not less than One Million Dollars ($1,000,000.00) for each occurrence, for personal injury and/or death of person(s) and One Million Dollars ($1,000,000.00), for each occurrence, of property damage. All such insurance shall name COMPANY as an additional insured and shall be with an insurer that is acceptable to COMPANY. Any deductible under such insurance shall be for the account of DISTRIBUTOR. DISTRIBUTOR shall deliver to COMPANY a Certificate of Insurance issued by the insurer as evidence of the insurance coverage stated above, and shall further provide that the insurance will not be modified or canceled except after thirty (30) days' written notice to COMPANY. Such insurance coverage shall be endorsed to specifically cover the obligations, including the indemnity, of DISTRIBUTOR to COMPANY under Section 7.2 above and Section 10 below.

        8.3 As long as this Agreement is in effect, COMPANY shall maintain comprehensive general liability insurance with limits of liability of not less than One Million Dollars ($1,000,000.00) for each occurrence, for personal injury and/or death of person(s) and One Million Dollars ($1,000,000.00), for each occurrence, of property damage. All such insurance shall name DISTRIBUTOR as an additional insured (but only with respect to and to the extent of the specific liabilities assumed by COMPANY under the Agreement) and shall be with an insurer that is acceptable to DISTRIBUTOR. Any deductible under such insurance shall be for the account of COMPANY. COMPANY shall deliver to DISTRIBUTOR a Certificate of Insurance issued by the insurer as evidence of the insurance coverage stated above, and shall further provide that the insurance will not be modified or canceled except after thirty (30) days' written notice to DISTRIBUTOR. Such insurance coverage shall be endorsed to specifically cover the obligations, including the indemnity, of COMPANY to DISTRIBUTOR under Section 7.3.

     9. USE OF TRADE NAMES AND TRADEMARKS

        9.1 DISTRIBUTOR has no authority to use the name of or trademarks of COMPANY in any manner whatsoever, except for the express purpose of the subject matter of this Agreement. Such use by DISTRIBUTOR shall, in any event, terminate immediately upon any termination of this Agreement.

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        9.2    DISTRIBUTOR agrees that it does not have and shall not acquire any rights in the trademarks or trade names of COMPANY, its parent, or its affiliates or subsidiaries.

        9.3 Specimen copies on any stationery, product literature and advertising relating to COMPANY Products and used by DISTRIBUTOR shall, upon COMPANY'S request, be forwarded to COMPANY for its written approval and shall not be used if disapproved by COMPANY.

     10. NO AGENCY

        10.1 This Agreement does not constitute DISTRIBUTOR as the employee, servant, agent, or legal representative of COMPANY and DISTRIBUTOR represents that it is now and agrees that it will continue, during the life of this Agreement, to be an independent merchant or enterprise. COMPANY shall not be responsible in any way for any obligation or liability incurred or assumed by DISTRIBUTOR or its employees or agents and DISTRIBUTOR agrees to indemnify, defend and hold COMPANY harmless from and against all such obligations and liabilities.

     11. CONFIDENTIAL INFORMATION

        11.1 DISTRIBUTOR agrees to keep confidential and not disclose to others, directly or indirectly, all price books, Customer lists, quotations, discount sheets, engineering data and like information and data of COMPANY Products in any form and shall not permit their disclosure or use in any way which would be detrimental to COMPANY or its parent company or affiliates. DISTRIBUTOR further agrees to surrender all such confidential information and data to COMPANY upon request and in any event, upon termination of this Agreement, and shall not retain copies, notes or memoranda of said information and data in any form whatsoever.

     12. PREVIOUS AGREEMENTS, EFFECT OF AND WAIVER OR MODIFICATION OF THIS AGREEMENT

        12.1 This Agreement constitutes the final, complete and exclusive statement of the Agreement between DISTRIBUTOR and COMPANY concerning the subject matter hereof. It may not be modified, supplemented, explained or waived by parol evidence, custom, a course of dealing, COMPANY performance or delivery, or in any other way except in writing signed by an authorized representative of both parties hereto. Furthermore, it is understood the terms and conditions, if any, other than product and delivery information, which may appear on DISTRIBUTOR'S

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               purchase order forms shall be of no force or effect. Any
               catalogs, circulars and similar pamphlets of COMPANY are issued for general information purposes only and shall not be deemed to modify the provisions hereof.

        12.2 This Agreement cancels and supersedes all prior agreements, representations or promises, if any, whether or oral or written, between the parties, which concern the same or a related subject matter and the parties hereto mutually release each other from all obligations and liabilities under or on account of such prior agreements, representations or promises, except only the obligation of either party to pay to the other any existing indebtedness for products sold or commissions earned.

        12.3 Failure by either party on one or more occasions to exercise any of its rights under this Agreement shall not be construed as a waiver of such right or rights.

     13. ASSIGNMENT

        13.1 This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, except that the benefits, payments and obligations of DISTRIBUTOR hereunder shall not be assigned by operation of law or otherwise without prior written consent of COMPANY.

     14. LIFE OF AGREEMENT

        14.1 This Agreement shall be effective for a term of two years (2) from the date, which first appears above, and shall, thereafter, be renewed at the sole discretion of the COMPANY for additional one (1) year renewal terms unless terminated as provided for in
               Section 15 below. In this regard, COMPANY shall undertake an annual review of DISTRIBUTOR'S activities pursuant hereto and shall, on the basis of its review, make a final determination as to whether to renew the Agreement.

     15. TERMINATION AND CERTAIN CHANGES

        15.1 Notwithstanding Section 14, this Agreement may be terminated with or without cause at any time during the initial term or any renewal term by either party upon giving the other party not less than sixty (60) days' written notice of termination, said sixty
               (60) days' period to extend from the postmarked date of the written notice deposited in the mail, registered or certified, postage prepaid, addressed to the last known address of the other party.

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        15.2   Due to the personal nature of DISTRIBUTOR'S services rendered in connection with the promotion and sale of COMPANY Products, this Agreement may be terminated by COMPANY with immediate effect and without prior recourse to any judicial or other authority if DISTRIBUTOR (i) breaches any material obligation imposed upon it by this Agreement, particularly the non-use and confidentiality requirements of Section 11 hereof; (ii) becomes insolvent or subject to a petition in bankruptcy filed by or against it or is placed under the control of a receiver, liquidator or committee or creditors; (iii)assigns or attempts to assign this Agreement without COMPANY'S prior written consent; (iv)ceases to function as a going concern or; (v)becomes more than ninety (90) days past due on any payments owed to COMPANY. Nothing contained in this
               Section 15.2, nor any action taken under Sections 15.1 or 15.2, shall constitute a waiver of any other right or remedy available against DISTRIBUTOR for any breach of this Agreement.

        15.3 COMPANY reserves the right, upon not less than thirty (30) days' prior written notice, to change its DISTRIBUTOR list or net prices, terms of payment, the Standard Terms of Sale applicable to sales of COMPANY Products hereunder, and the quality and specifications of COMPANY Products. COMPANY also reserves the right, upon not less than thirty (30) days' prior written notice, to change the discount rates, which are applicable to the COMPANY Products and the Territory applicable to this Agreement.

        15.4 EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, IT IS FURTHER EXPRESSLY UNDERSTOOD AND AGREED THAT NO INDEMNITY OR TERMINATION BENEFITS SHALL BE DUE OR PAYABLE TO DISTRIBUTOR ON ANY TERMINATION OF THIS AGREEMENT, AND DISTRIBUTORS HEREBY EXPRESSLY WAIVES THE APPLICATION OF ANY LAW, STATUTE, COLLECTIVE CONTRACTS OR CUSTOM TO THE CONTRARY.

        15.5 After this Agreement is terminated, if COMPANY accepts orders from DISTRIBUTOR or refers inquiries to DISTRIBUTOR, its acts shall not renew this Agreement nor waive such termination.

        15.6 Should DISTRIBUTOR terminate this Agreement for any reason under the terms contained herein, all orders accepted by COMPANY prior to the effective date of termination will be completed per the then normal working schedule and shipped and invoiced to the DISTRIBUTOR at the then current published DISTRIBUTOR list prices.

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        15.7   The termination of this Agreement shall be without prejudice to either party's rights to recover any monies due hereunder, or to any rights or remedies of either party.

     16. APPLICABLE LAW

        16.1 THE LAWS OF THE STATE OF COLORADO SHALL GOVERN IN ANY INTERPRETATION OR LITIGATION RELATIVE TO THIS AGREEMENT, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAW.

     17. FORCE MAJEURE

        17.1 Neither DISTRIBUTOR nor COMPANY shall be liable for delay or failure to perform its part of this Agreement, other than the payment of money, when the delay or failure is due to fire, flood, strikes or other labor disputes, accidents, war, riot, insurrection, acts of government, governmental regulation, vendor delays or other circumstances beyond the reasonable control of such party.

     18. SECTION NAMES

        18.1 The various sections hereof have been titled for convenience of reference only, and the titles of the respective section shall not be deemed to limit or restrict any of the provisions hereof.

     19. VIOLATION

        19.1 DISTRIBUTOR hereby agrees that, in connection with its performance under this Distributor Agreement, it shall not violate the laws of any country, state or locality in which this Agreement is to be performed. COMPANY hereby agrees that, in connection with its performance under this Distributor Agreement, it shall not violate the laws of any country, state or locality in which this Agreement is to be performed.

     20. ARBITRATION

        20.1 The parties shall attempt, in good faith, to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives. If the matter has not been resolved within sixty (60) days of a party's request for negotiation, either party may initiate arbitration by providing a written notice to the other party at the address set forth in the first paragraph above.

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        20.2   Any dispute arising out of or related to this Agreement which has not been resolved by the negotiation procedure described above, shall be settled by binding arbitration administered under the commercial arbitration rules of the American Arbitration Association. All proceedings shall be held in Denver, Colorado before three arbitrators.

     21. MISCELLANEOUS

        21.1 Any goods identified in this Agreement, which are manufactured in the United States of America, are therefore classified as U.S. origin goods. All U.S. origin goods and the sales of same are subject to the export control laws of the United States of America which among other matters, may restrict the export or re-export to certain countries. As may be requested by COMPANY, DISTRIBUTOR shall provide COMPANY with relevant end-use, end-user and country of end-use information with respect to the Products supplied hereunder. Based on and in reliance of such information, COMPANY will supply such Products in compliance with applicable law including that of the United States of America (U.S.) COMPANY cautions and DISTRIBUTOR acknowledges that any change in end-use, end-user or country of end-use (including a shipment between countries other than the U.S.) may be restricted or prohibited by applicable law, whether it be of the U.S. or other country. Diversion contrary to U.S. law is prohibited. DISTRIBUTOR agrees in particular that it shall not use and shall not permit any third party to use such Products in connection with the design, production, use, or storage of chemical, biological or nuclear weapons or missiles of any kind. In the event such goods are transferred, redistributed or shipped in contravention of applicable law, this Agreement shall immediately terminate and DISTRIBUTOR shall indemnify, defend and hold harmless COMPANY, its parent, subsidiaries and affiliates and their respective directors, officers, employees and agents from any liability, claim, cause of action, fine or penalty arising from or related to the violation of said laws.

        21.2 If the ultimate destination of the Products is outside the United States to a location sales to which by COMPANY or COMPANY'S affiliates, result in a commission or other fee being payable by COMPANY, or COMPANY'S affiliates to an agent (for which COMPANY agrees to use its best efforts to notify DISTRIBUTOR if it is aware such a situation exists), DISTRIBUTOR shall reimburse COMPANY for the commission DISTRIBUTOR'S sale triggers. DISTRIBUTOR agrees to disclose destination of Products, sales by customer and area.

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        21.3   COMPANY'S performance hereunder is subject to applicable law, including its ability to secure export or other licenses from appropriate government agencies. If COMPANY is unable to obtain such licenses or the licensing process delays its performance, such non-performance or delay shall be deemed a force majeure event and either party may terminate this Agreement by giving the other party 60 (sixty)days' prior written notice as is provided in Article 15.

        21.4 DISTRIBUTOR agrees to abide by the Standards of Conduct provisions of Schedule C attached hereto and made a part hereof.

        21.5 No discounts shall be payable to DISTRIBUTOR for sales to subsidiaries, affiliates or joint venture entities of COMPANY or COMPANY'S parent.

        21.6 Neither COMPANY nor DISTRIBUTOR shall be liable to the other for any special, consequential, indirect or punitive damages, however and whenever arising under this Agreement and whether based on negligence, breach of warranty, breach of contract, strict liability or otherwise. Consequential damages shall include but not be limited to loss of revenue, profit or use of capital, production delays, business interruptions, loss of production, reservoir loss or damage, losses resulting from failure to meet other contractual commitments or deadlines and downtime of facilities or vessels.

        21.7 DISTRIBUTOR shall give COMPANY, and COMPANY shall give DISTRIBUTOR, written notice of any change of ownership or control of DISTRIBUTOR, or COMPANY, respectively, or of a change in the chief executive officer of DISTRIBUTOR or COMPANY, respectively, within five (5) days of the occurrence of any such event. In the event either Party fails to give the other Party such notice; the other Party may immediately terminate this Agreement. Upon termination, Section 15 shall apply.

        21.8 If any provisions of this Agreement shall, for any reason, be held violative of applicable law, the invalidity of such specific provision herein shall not be held to invalidate any other provision herein, which other provisions shall remain in full force and effect.

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        21.9   All notices, demands or other communications hereunder shall be deemed to have been duly given if made in writing and hand delivered, delivered by a reputable international courier service, or sent by telefax to a party at its address below, or to its telefax number. Any change of address shall be promptly communicated in writing by either party to the other party as provided herein.

         If to COMPANY                      If to DISTRIBUTOR
         Attention:   Charles Landis        Attention:        Carl P. Ranno
                      New Business                            President CEO
                      Development Dir.

     In the event that this Agreement is not executed by the DISTRIBUTOR and returned to COMPANY within thirty (30) days of the Effective Date, this Agreement shall be null and void and of no force and effect from the date hereof.

     IN WITNESS WHEREOF, witness the signature of the parties the day and year first above written.

COMPANY                                    DISTRIBUTOR


By:    Steven R. Gray                      By: Carl P. Ranno
Title: General Manager                         Title: President CEO

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                                  SCHEDULE "A"
                                    TERRITORY


The DISTRIBUTOR is assigned the territory as specified below:

USA, Canada and Mexico


                 Exclusive Agriculture and Aquaculture Customers

1. Ag Specialties of Portland Oregon
2. Best Technology Co and David Lakeman of Riverside CA



                                               BENTONITE PERFORMANCE MINERALS,
                                               a product service line of
                                               HALLIBURTON ENERGY SERVICES, INC.


                                               By:      Steve Gray
                                               Title:   General Manager

                                               DISTRIBUTOR


                                               By:    Carl P. Ranno
                                               Title: President/CEO


Effective Date:_____________________

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                                  SCHEDULE "B"
                                    PRODUCTS


1. PRODUCTS

"Products", used in this Agreement, refers to the COMPANY products described or listed below, regularly manufactured and sold on the date of this Schedule by COMPANY, address at various COMPANY locations or locations contracted by the COMPANY.


                                               BENTONITE PERFORMANCE MINERALS,
                                               a product service line of
                                               HALLIBURTON ENERGY SERVICES, INC.


                                               By:      Steve Gray
                                               Title:   General Manager

                                               DISTRIBUTOR


                                               By:    Carl P. Ranno
                                               Title: President/CEO


Effective Date:_____________________


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                                   SCHEDULE C

                              STANDARDS OF CONDUCT

It is the policy of COMPANY to abide by the spirit, as well as the letter, of the laws applicable to the conduct of its business in every jurisdiction where it operated. DISTRIBUTOR agrees, whenever in the course of this Agreement DISTRIBUTOR has a question as to the legality or propriety of any proposed action or course of conduct, DISTRIBUTOR will obtain advice from the person to whom it reports or seek such legal advice as is appropriate from the person to whom it reports or seek such legal advice as is appropriate from the COMPANY'S Legal Department.

DISTRIBUTOR agrees it will not, and will not permit any employee or agent of DISTRIBUTOR to accept from any supplier, customer or other person doing business with COMPANY, payments of money under any circumstances or entertainment, special considerations, discounts or gifts of materials, equipment, services, facilities or anything else of value unless (i) they are in each instance in the nature of customary courtesies usually associated with accepted business practice, (ii) they do not improperly interfere with the recipient's independence of judgment, and (iii)their public disclosure would not embarrass either DISTRIBUTOR or COMPANY.

DISTRIBUTOR agrees that it will not authorize, make or participate in a payment of money or a gift of materials, equipment, services or facilities or anything else of value to:

    (a)  any domestic or foreign governmental agency or official;
    (b)  any non-governmental customer or prospective customer; or
    (c)  employees, agents or associates of such persons

For the purpose of obtaining or retaining business for COMPANY, or inducing the recipient to grant favorable treatment to, or forego any claim against COMPANY. DISTRIBUTOR agrees it will not make any contribution of funds, materials, equipment, facilities or services or anything else of value to any candidate for public office or any political party or committee unless the making of such contribution is legal in the jurisdiction in which it is proposed to be made.

DISTRIBUTOR agrees not to disclose to COMPANY, use in work for COMPANY, or induce COMPANY to use any confidential or proprietary information of others. DISTRIBUTOR will not bring to, or maintain on, any premises of COMPANY confidential or proprietary information of a third party in any form, except pursuant to specific authorization by the party who owns such information or otherwise has the right to authorize such actions.

                                               BENTONITE PERFORMANCE MINERALS,
                                               a product service line of
                                               HALLIBURTON ENERGY SERVICES, INC.


                                               By:      Steve Gray
                                               Title:   General Manager

                                               DISTRIBUTOR


                                               By:    Carl P. Ranno
                                               Title: President/CEO


Effective Date:_____________________